EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of Verizon Communications Inc. (Verizon) for the registration of 25,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 20, 2009 (except for changes as described in Note 1 with regard to the method of accounting for noncontrolling interests, as to which the date is November 2, 2009), with respect to the consolidated financial statements of Verizon for the year ended December 31, 2008 included in the Current Report (Form 8-K) dated November 2, 2009 and of our reports dated February 20, 2009 with respect to the effectiveness of internal control over financial reporting of Verizon, and the financial statement schedule of Verizon, included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2008 as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP
New York, New York
November 3, 2009